UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2015

U.S. Rare Earths, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36888	87-0638338
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5600 Tennyson Parkway Suite 240 Plano, Texas	75024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 294-7116

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

U.S. Rare Earths, Inc. (the “Company”) entered into a consulting agreement with Chord Advisors, LLC (“Chord”), an advisory firm that provides financial accounting and advisory services to public companies to assist with maintaining the Company’s internal controls and disclosure controls and procedures. The Company has retained Chord for a monthly fee of $7,500.

On June 22, 2015, the Board of Directors of the Company appointed Kevin Cassidy, the Company’s Chief Executive Officer and member of the Company’s Board of Directors, to serve as the Principal Accounting Officer of the Company. On June 16, 2015, F. Scott Chrimes resigned as Chief Financial Officer and Secretary of the Company, effective immediately. There were no disagreements between Mr. Chrimes and the Company or any officer or director of the Company in connection with Mr. Chrimes’ resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Rare Earths, Inc.

	By:	/s/ Kevin Cassidy
Kevin M. Cassidy,
Chief Executive Officer

Dated: June 22, 2015